SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2002
Date of report (date of earliest event reported)

Commission File Number 333-72694

MGE Energy, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

39-2040501
(IRS Employer Identification No.)

133 South Blair Street, Madison, Wisconsin 53703
(Address of principal executive offices)

(608) 252-7000
(Registrant’s telephone number)

Not applicable
(Former name or former address, if changed since last report)

Signature
Press Release

Item 5. Other Events.

On August 12, 2002, Madison Gas and Electric Company (“MGE”) completed its reorganization into a holding company structure. On that date, the new holding company, MGE Energy, Inc. (“MGE Energy”), exchanged its shares of common stock on a one-for-one basis for all of the outstanding common stock of MGE pursuant to an Agreement and Plan of Share Exchange, dated as of October 31, 2001 (the “Agreement”), between MGE and MGE Energy. MGE is now a wholly-owned subsidiary of MGE Energy. MGE’s common stock has been removed from quotation on the Nasdaq National Market and MGE Energy’s common stock (the “Common Stock”) is now quoted thereon under the new trading symbol “MGEE.” A joint press release of MGE and MGE Energy issued on August 12, 2002, announcing the completion of the holding company formation, is attached hereto as Exhibit 99 and is incorporated herein by reference.

The Agreement was approved by MGE’s shareholders at their annual meeting held on May 14, 2002. All other regulatory approvals, including the approval of the Wisconsin Public Service Commission and the Federal Energy Regulatory Commission, have been received.

The Common Stock issued pursuant to the Share Exchange was registered under the Securities Act of 1933, as amended, pursuant to MGE Energy’s registration statement on Form S-4 (Registration No. 333-72694) which became effective on April 3, 2002. Please refer to the joint proxy statement and prospectus of MGE and MGE Energy included in the registration statement for additional information about the holding company formation and the Common Stock.

Pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Common Stock is deemed to be registered under Section 12(g) of the Exchange Act.

Item 7. Financial Statements and Exhibits.

(c)  The following exhibits are included with this Report:

Exhibit
No.	Exhibit Description

2.1	Agreement and Plan of Share Exchange, dated as of October 31, 2001, between Madison Gas and Electric Company and MGE Energy, Inc. is incorporated herein by reference to Exhibit 2.1 to MGE Energy, Inc.’s Registration Statement on Form S-4 (Registration No. 333-72694)

3.1	Amended and Restated Articles of Incorporation of MGE Energy, Inc. are incorporated herein by reference to Exhibit 3.1 to MGE Energy, Inc.’s Registration Statement on Form S-4 (Registration No. 333-72694)

3.2	Amended and Restated By-laws of MGE Energy, Inc. are incorporated herein by reference to Exhibit 3.2 to MGE Energy, Inc.’s Registration Statement on Form S-4 (Registration No. 333-72694)

99	Joint press release of Madison Gas and Electric Company and MGE Energy, Inc. issued on August 12, 2002.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc.

Date: August 12, 2002	/s/ Jeffrey C. Newman Jeffrey C. Newman Vice President and Treasurer